UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2015

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard,

El Segundo, California 90245-5012

(Address of Principal Executive Offices)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On April 2, 2015, Mattel, Inc. (“Mattel”) filed a Form 8-K reporting that Christopher A. Sinclair was appointed as Chief Executive Officer of Mattel and Richard Dickson was appointed as President and Chief Operating Officer of Mattel. At that time, the Compensation Committee had not made a determination as to their compensation relating to their new appointments. Mattel is filing this Form 8-K/A to report that on April 13, 2015, the Compensation Committee approved the following compensation changes for Mr. Sinclair and Mr. Dickson.

Christopher A. Sinclair

In connection with Mr. Sinclair’s appointment as Chief Executive Officer, (i) his base salary was changed to an annual base salary of $1,500,000, effective as of April 13, 2015, and (ii) he was made eligible to participate in the Mattel Incentive Plan (“MIP”), with an annual target bonus of 150% of his base salary, prorated for 2015. In addition, Mr. Sinclair received an equity award of stock options granted on April 13, 2015, with a grant value of $5,000,000, which shall vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to his continued service with Mattel. The grant value for the stock options will be converted into a number of stock options using a Black-Scholes valuation model.

Mr. Sinclair also will continue to receive the following benefits he received while serving as Interim Chief Executive Officer: (i) continuation of the special transition/mobility allowance in the amount of $60,000 per month, (ii) continued eligibility for periodic personal use of a private aircraft up to a maximum of 25 flight hours per year and (iii) continued participation in certain executive benefits programs, such as financial counseling.

As Chief Executive Officer of Mattel, the Compensation Committee has determined that Mr. Sinclair will be subject to stock ownership guidelines that require stock ownership levels of Mattel stock equal to 6x his base salary. He must meet these guidelines by March 31, 2020.

Richard Dickson

In connection with Mr. Dickson’s appointment as President and Chief Operating Officer, his annual base salary was increased 12.5% to $900,000, effective as of April 13, 2015. Mr. Dickson’s annual bonus target under the MIP was increased to 100% of base salary (previously 80%), prorated for 2015. In addition, Mr. Dickson received (i) an equity award of restricted stock units granted on April 13, 2015, with a grant value of $1,300,000, which shall vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to his continued service with Mattel and (ii) an equity award of stock options, granted on April 13, 2015, with a grant value of $1,300,000, which shall vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to his continued service with Mattel. The grant value for the restricted stock unit grant will be converted into a number of restricted stock units by dividing the grant value by the closing stock price on the grant date. The grant value for the stock options will be converted into a number of stock options using a Black-Scholes valuation model.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: April 14, 2015

	By:	/s/ Robert Normile
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary